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                                                                      EXHIBIT 12


               JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)(1)

         This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or
Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.




                                   Markland Technologies, Inc.


                                   By:      /s/ Robert Tarini
                                            ------------------------------------
                                   Name:    Robert Tarini
                                   Title:   Chief Executive Officer and Director
                                   Dated:   March 3, 2005

                                   IpPartners, Inc.


                                   By:        /s/ Robert Tarini
                                            ------------------------------------
                                   Name:    Robert Tarini
                                   Title:   President
                                   Dated:   March 3, 2005

                                   Robert Tarini

                                   By:      /s/ Robert Tarini
                                            ------------------------------------
                                   Name:    Robert Tarini
                                   Dated:   March 3, 2005